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                                                                   Exhibit 10(r)

                               SECOND AMENDMENT OF
                            INTEGRA BANK CORPORATION
                             EMPLOYEES' 401(k) PLAN

            This Second Amendment of Integra Bank Corporation Employees' 401(k) Plan is adopted by Integra Bank Corporation.

                                   Background

      1. Effective July 1, 2000, Integra Bank Corporation ("Employer") amended and completely restated the Integra Bank Corporation Employees' 401(k) Plan ("Plan").

      2.    The Plan was amended by the First Amendment executed March 7,
2001.

      3.    The Employer wishes to amend the Plan further.

                                    Amendment

            Therefore the Plan is amended as follows:

            Effective immediately, a new Section 14.06 is added to the Plan to read as follows:

            Section 14.06. Transfers From Merged Plans. Upon the merger of the following named plans (the "Merged Plans") into the Plan, the Trust shall accept all assets of the Merged Plans from the trusts of the Merged Plans:

      Bank of Illinois in Mt. Vernon 401(k) Plan (the "Bank of Illinois Plan") Community First Financial, Inc. 401(k) Plan (the "Community First Plan") First State Bank of Vienna 401(k) Profit Sharing Plan (the "Vienna Plan") PBI 401(k) Plan (the "PBI Plan")
      Illinois One Bancorp, Inc., 401(k) Profit Sharing Plan (the "Illinois One Plan").

Except as otherwise provided in Section 14.01 and this Section, the assets transferred to the Plan from the Merged Plans shall be administered in accordance with the provisions of this Plan. Notwithstanding the preceding sentence, the following benefits shall be preserved with respect to the transferred assets:

            (a) Bank of Illinois. At any time upon reaching age 59-1/2, Participants may withdraw from their Accounts any amounts attributable to assets transferred from the Bank of Illinois Plan.
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            (b)   Community First Plan. At any time upon reaching age 59-1/2,
Participants may withdraw from their Accounts any amounts attributable to their elective deferral contributions to the Community First Plan; and at any time upon reaching age 65, or upon reaching age 55 with 6 years of service, Participants may withdraw from their Accounts any amounts attributable to the assets transferred from the Community First Plan.

            (c) PBI Plan. At any time upon reaching age 59-1/2, Participants may withdraw from their Accounts any amounts attributable to assets transferred from the PBI Plan.

            (d) Illinois One Plan. At any time, Participants may withdraw from their Accounts any amounts attributable to their rollover contributions to the Illinois One Plan.